10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Muni Bond
Security
NC Turnpike Authority
Advisor
EIMCO
Transaction Date
7/15/2009
Cost
$6,500,000
Offering Purchase
1.90%
Broker
Merrill Lynch
Underwriting Syndicate Members
Bank of America
Citi

Fund
Muni Bond
Security
Metropolitan Washington Airports Authority
Advisor
EIMCO
Transaction Date
8/6/2009
Cost
$2,500,000
Offering Purchase
0.26%
Broker
Citi
Underwriting Syndicate Members
Wachovia

Fund
Muni Bond
Security
New York State Dormitory
Advisor
EIMCO
Transaction Date
9/9/2009
Cost
$2,413,825
Offering Purchase
1.02%
Broker
Citi
Underwriting Syndicate Members
Wachovia
Morgan Stanley

Fund
Muni Bond
Security
Southwest Higher Education Authority
Advisor
EIMCO
Transaction Date
9/18/2009
Cost
$4,025,000
Offering Purchase
2.63%
Broker
Merrill Lynch
Underwriting Syndicate Members
Wells Fargo
JP Morgan Securities

Fund
Muni Bond
Security
Metropolitan Transportation Authority
Advisor
EIMCO
Transaction Date
4/24/2009
Cost
$5,000,000
Offering Purchase
1.11%
Broker
JP Morgan
Underwriting Syndicate Members
J.P. Morgan
Barclays Capital
M.R. Beal & Company
Wachovia Bank, N.A.

Fund
Short Intermediate Muni
Security
City of Philadelphia
Advisor
EIMCO
Transaction Date
8/13/2009
Cost
2,000,000.00
Offering Purchase
3.39%
Broker
Goldman Sachs
Underwriting Syndicate Members
Merrill Lynch